Exhibit 99.1

PACIFIC GREEN APPOINTS THE PRINCIPAL CONTRACTOR AND OPERATIONS & MAINTENANCE PROVIDER FOR ITS RICHBOROUGH ENERGY PARK BATTERY STORAGE SYSTEM IN THE UK

DOVER, DE / ACCESSWIRE / May 31, 2022 / Pacific Green Technologies, Inc. (the "Company" or “Pacific Green”, (OTCQB:PGTK)) announces that it has entered into an agreement with Instalcom Limited (“Instalcom”) to be the principal contractor (the “Principal Contractor Agreement”) for its 99.98 MW battery energy storage system (“BESS”) in development at Richborough Energy Park in Kent, England.

The award of this Principal Contractor Agreement, in conjunction with the battery supply agreement previously signed with Shanghai Election Gotion New Energy Technology Co., Ltd., paves the way for construction to begin in early July 2022.

Scott Poulter, Pacific Green’s Chief Executive, commented: “Instalcom has a 30 year track-record of delivering complex, large-scale energy infrastructure projects throughout the UK. We’re very pleased to have found such a partner with their capabilities, dedication and the resources to support Pacific Green as we rapidly scale up our battery energy park developments in the UK to 1.1 GW and beyond.”

As well as the Principle Contractor Agreement, Pacific Green has also awarded Instalcom with an operations and maintenance contract (the “Operations & Maintenance Agreement”) to provide comprehensive operations and maintenance services for Pacific Green’s Richborough Energy Park. The Operations & Maintenance Agreement will begin at the start of Richborough Energy Park’s commercial operations via the UK’s National Grid in June 2023.

Vince Bowler, Instalcom’s Managing Director, remarked: “Instalcom is very excited to be supporting Pacific Green in the development and delivery of this low carbon technology project that will make a positive contribution to the UK’s Build Back Greener Net Zero Strategy.”

Scott added: “This is another huge milestone in Pacific Green’s corporate growth into one of the world’s leading vertical energy developers. Our UK pipeline utilizes Pacific Green’s proprietary “ODCO2 Energy Development Platform” to deliver end to end capital efficient renewable energy and storage parks to the market.”

About Pacific Green Technologies, Inc.:

Pacific Green Technologies, Inc. is focused on addressing the world's need for cleaner and more sustainable energy. The Company offers BESS, Concentrated Solar Power (CSP) and Photovoltaic (PV) energy solutions to complement its marine environmental technologies and emissions control divisions.

Pacific Green Technologies, Inc. 8 The Green, Suite #10212, Dover, DE 19901, USA

For more information, visit Pacific Green's website:
www.pacificgreentechnologies.com

About Instalcom Limited:

Instalcom is a Utility Contractor operating in the power, water, telecoms, rail and oil & gas sectors. Instalcom is owned by OCU Group Limited, who operate with a work force in excess of 2,000 personnel and annual revenues exceeding £210 million (US$266 million)

Notice Regarding Forward-Looking Statements:

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the construction of the 99.98 MW BESS the Company is to develop in Kent, the continuation of the Principal Contractor Agreement and the continuation of the Operations & Maintenance Agreement; and any potential business developments in the UK and future interest in the Company’s battery, solar and emissions control technologies.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, general economic and political conditions, the continuation of the Principal Contractor Agreement and the continuation of the Operations & Maintenance Agreement, and the ongoing impact of the COVID-19 pandemic. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in the Company’s annual report on Form 10-K for the most recent fiscal year, the Company’s quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Scott Poulter, Chairman & CEO
Pacific Green Technologies
T: +1 (302) 601-4659

SOURCE: Pacific Green Technologies, Inc.

Pacific Green Technologies, Inc. 8 The Green, Suite #10212, Dover, DE 19901, USA

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